EXHIBIT 99.1

                           GLOBETEL ANNOUNCES CHANGES
                      TO MANAGEMENT AND BOARD OF DIRECTORS

FORT LAUDERDALE,  FL -- OCTOBER 12, 2006 -- GlobeTel  Communications Corp. (OTC:
GTEM) today announced that Peter Khoury has been named interim Chief Executive Officer and a director, succeeding Timothy Huff, who resigned from both positions but remains with the Company through the transition period. Mr. Huff talents will be focused on deploying the technology of GlobeTel in key deployments. In addition, the Company announced that Przemyslaw L. Kostro, former Chairman of GlobeTel Communications, returns to that position in the interim, succeeding J. Randolph Dumas. Independent directors Dorian Klein and Ambassador Ferdinando Salleo have also agreed to resign; their seats on the Board will be filled by Mr. Khoury and Mr. Kostro.

Mr. Khoury stated, "I've been asked to come onboard during a difficult time in this Company's short history. I believe that Mr. Huff's aggregation of important technology and engineering expertise has given the Company a respectable base of intellectual property and talent. We are not starting from scratch, and there are key relationships the Company has built, but we have to have a better coordinated marketing plan, a more fluid flow of information from the business units to senior management, better adherence to schedules, and overall, a more unified sense of purpose as a company. We will work toward these objectives and implement the changes that are necessary to build a stronger, tighter organization that's able to compete in the global communications marketplace.

Peter Khoury is the founding partner and former CEO of International Consulting Services, a global telecommunications practice focused on assisting companies with entering and effectively competing in an aggressive communications market. Mr. Khoury oversaw ICS's global operations and its business development practices. After graduating from the University of Sydney with an Honours degree in Chemical Engineering, Mr. Khoury obtained additional degrees in Computer Science and Business Administration. His career began as a Systems Engineer at IBM. He later joined companies Andersen Consulting and Digital Equipment, where he managed key assignments in the telecommunications, finance and insurance sectors in Singapore, Hong Kong, Japan, Australia and New Zealand.

Przemyslaw L. Kostro was first elected to the Company's Board of Directors in November 2001. From November 2001 to April 2002, he also served as the Chief Executive Officer of the Company prior to Mr. Huff's appointment. For the past six years, Mr. Kostro has been engaged in international business, and has been providing professional and consulting services to several public and private entities. He also currently serves as Chairman of Wafao S.A., a Polish software company, and as a director of Caterham Financial Management, a Malaysian company.

Mr. Kostro stated, "There's no sense denying the Company is in quite a different situation than it was when I left last November. Today's GlobeTel has much work to do to restore confidence among our shareholders. It's counterproductive to assign blame to any one entity or person or event for the current state of the Company's stock price and low morale among our investor base. Coming back into the role as interim Chairman during this challenging time will mean I will focus on immediate opportunities and working with Senior Management on restructuring the Company in a way that


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best fits our resources and technologies.  I will also focus in the next week on securing the necessary funding to underpin our plans to restructure the Company and complete key projects already underway. Given the nature of the situation, we will be communicating with our shareholders over the next several days and weeks as these changes take place."

ABOUT GLOBETEL COMMUNICATIONS CORP.

GlobeTel Communications Corp. develops and provides an integrated suite of telecommunications products and services, leveraging its advances in Stored Value, VOIP and Wireless Access technologies. Individually, each of GlobeTel's five business units function as distinct, stand-alone entities. Together they form a powerful alliance of human talent and technological innovation resulting in the SuperHuba worldwide VoIP network, Sanswire Stratellite(TM) platform and products enabling simpler, cheaper transmission of voice, data and money. GlobeTel has historically focused its business development on markets outside of the United States. Current and pending operations exist in Asia, Africa, Europe, South America, Mexico and the Caribbean. For more information, please visit: www.globetel.net.

Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "project," "intend," "expect" "should," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (finance or operating) or achievements to differ from future results, performance (financing and operating) or achievements expressed or implied by such forward-looking statements.

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                                                        Contact: Robert Bleckman
                                                  Director of Investor Relations
                                                                  (954) 775-1427